As filed with the Securities and Exchange Commission on April 20, 2012

REGISTRATION NO. 333- 153231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

GT ADVANCED TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0606749
( State or Other Jurisdiction	( I.R.S. Employer
of Incorporation or Organization )	Identification No. )

243 Daniel Webster Highway

Merrimack, New Hampshire 03054
(Address, Including Zip Code, of Principal Executive Offices)

GT Solar International, Inc. 2008 Equity Incentive Plan

Second Amended and Restated GT Solar International, Inc. 2006 Option Plan

2011 Equity Incentive Plan

(Full Title of the Plan)

Hoil Kim
Chief Administrative Officer and

General Counsel
GT Advanced Technologies Inc.
243 Daniel Webster Highway

Merrimack, New Hampshire 03054
(603) 883-5200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:
Keith Higgins, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
(617) 951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

EXPLANATORY NOTE

The Registrant hereby amends its Registration Statement on Form S-8 (Registration No. 333-153231) to deregister all securities registered pursuant to the registration statement that remain unissued.

At the Registrant’s Annual Meeting of Stockholders, held August 24, 2011, the Registrant’s stockholders approved the Registrant’s 2011 Equity Incentive Plan (“2011 Plan”), which replaced the Registrants 2008 Equity Incentive Plan (“2008 Plan”).  The 2011 Plan provides, among other things, that 5,411,706 shares of the Registrant’s Common Stock, par value $0.01 per share, that have not been issued and are not subject to outstanding awards granted under the 2008 Plan shall become available for issuance under the 2011 Plan.

The Registrant is concurrently filing a separate registration statement on Form S-8 to register all shares authorized for issuance under the 2011 Plan.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Ropes & Gray LLP.

24.1	Power of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire on the 20th day of April, 2012.

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Thomas Gutierrez
Thomas Gutierrez
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hoil Kim his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of GT Advanced Technologies Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Gutierrez	President , Chief Executive Officer and Director	April 20, 2012
Thomas Gutierrez	(Principal Executive Officer)

/s/ Richard J. Gaynor	Vice President and Chief Financial Officer	April 20, 2012
Richard J. Gaynor	(Principal Financial Officer)

/s/ John Granara	Vice President of Finance, Corporate Controller	April 20, 2012
John Granara	(Principal Accounting Officer)

/s/ Ernest L. Godshalk	Director	April 20, 2012
Ernest L. Godshalk

/s/ J. Michal Conaway	Director	April 20, 2012
J. Michal Conaway

/s/ Matthew E. Massengill	Director	April 20, 2012
Matthew E. Massengill

/s/ Mary Petrovich	Director	April 20, 2012
Mary Petrovich

/s/ Robert E. Switz	Director	April 20, 2012
Robert E. Switz

/s/ Noel G. Watson	Director	April 20, 2012
Noel G. Watson

/s/ Kathleen A. Cote	Director	April 20, 2012
Kathleen A. Cote

INDEX OF EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Ropes & Gray LLP.

24.1	Power of Attorney (included on the signature page in Part II).